BRAND ENGAGEMENT NETWORK INC.

Promissory Note

Original Principal Amount: $1,666,667
Issuance Date: November 11, 2024
Number: BNAI-1

FOR VALUE RECEIVED, BRAND ENGAGEMENT NETWORK INC. a company incorporated under the laws of the State of Delaware (the “Company”), hereby promises to pay to the order of YA II PN, LTD. (the “Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to repayment, redemption, conversion or otherwise, the “Principal”) and premium due thereon, as applicable, in each case when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). The Issuance Date is the date of the first issuance of this Promissory Note (the “Note”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note.

1.Funding. On the Issuance Date, upon the execution and delivery of this Note, the Holder shall pay to the Company the Original Principal Amount, less a discount equal to 10% of the Original Principal Amount, netted from the purchase price due and structured as an original issue discount (the “Original Issue Discount”), in immediately available funds to an account designated by the Company in writing as set forth on a closing statement to be signed on the date hereof, and the Company shall deliver the Note to the Holder with a Principal amount equal to the full Original Principal Amount set forth above, duly executed on behalf of the Company. The Company acknowledges and agrees that the Original Issue Discount (i) shall not be funded but shall be deemed to be fully earned upon issuance of the Note, and (ii) shall not reduce the principal amount of the Note.
2.Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, the Payment Premium (as defined below) and any other amounts outstanding pursuant to the terms of this Note. The "Maturity Date" shall be March 11, 2025, as may be extended at the option of the Holder.
3.Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 0% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 18% upon the occurrence of an Event of Default (for so long as such event remains uncured). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.
4.Installment Payments. Beginning on December 15, 2024, and continuing on the same day of each successive Calendar Month thereafter, (each, an “Installment Date”), the Company shall repay a portion of the outstanding balance of this Note in an amount equal to the sum of (i) $416,667 of Principal (or the outstanding Principal if less than such amount), plus (ii) a payment premium (in an amount equal to 5% of the Principal amount being paid (the “Payment Premium”), if applicable, and (iii) accrued and unpaid interest hereunder as of each Installment Date (collectively, the “Installment Amount”). With respect to the payment of any Installment

Amount by the Company hereunder, the Company shall, at its own option, repay each Installment Amount either (i) in cash on or before the Installment Date, or (ii) by submitting an Advance Notice (as defined in the SEPA) (an “Advance Repayment”), or a series of Advance Notices, each with an Advance Date (as defined in the SEPA) on or before the applicable Installment Date, or any combination of (i) or (ii) as determined by the Company. In respect of any Installment Amount, or portion thereof, to be repaid by the Company in accordance with (i) of this Section 4, the Company shall pay to the Holder such Installment Amount to the Holder by wire transfer of immediately available funds in cash on or before such Installment Date, which cash payment shall include the Payment Premium. If the Company elects an Advance Repayment in accordance with (ii) of this Section 4, for all or a portion of an Installment Amount, then the Company shall deliver an Advance Notice to the Holder in accordance with the terms and conditions of the SEPA, that will have an Advance Date on or before the applicable Installment Date. Upon the closing of such Advance Notice in accordance with the SEPA, the Holder shall offset the amount due to be paid by the Holder to the Company under the SEPA against an equal amount of the Installment Amount to be paid by the Advance Repayment. No Payment Premium shall apply in respect of any Advance Repayment. If, on the Installment Date any portion of the Installment Amount remains unpaid, the Company shall repay such outstanding Payment Amount as a cash repayment pursuant to (i) of this Section 4. Unless otherwise agreed by the Holder, any Advance Notice delivered to the Holder while this Note remains outstanding, shall be treated as an Advance Repayment with the proceeds of any such Advance Notice due to be paid to the Company first used to repay any outstanding balance under this Note before any proceeds shall be paid to the Company.

For so long as this Note is outstanding, with respect to any Advance Notice submitted by the Company, the Company shall select an Option 2 Pricing Period (as defined in the SEPA), unless otherwise agreed by the Holder.

5.     Costs, Indemnities and Expenses. The Company agrees to pay all reasonable fees and costs incurred by the Holder in collecting or securing or attempting to collect this Note, including reasonable attorneys’ fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold the Holder harmless from and against any liability, costs, attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.
6.     Event of Default. An “Event of Default” shall be deemed to have occurred upon the occurrence of any of the following: (i) the Company should fail for any reason or for no reason to make any payment of the principal, interest, costs, indemnities, or expenses pursuant to this Note within 5 days after such payment is demanded by the Holder; (ii) failure by the Company for ten (10) days after notice to it to satisfy any of its other obligations or requirements or comply with any of its other agreements under this Note; (iii) the Company shall default in any of its obligations under any other note or any mortgage, credit agreement or other facility, indenture, or other instrument or item under which there may be issued in any amount in excess of $500,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable; (iv) any proceedings under any bankruptcy laws of the United States of America or under any insolvency, reorganization, receivership, readjustment of debt, dissolution, liquidation or any similar law or statute of any jurisdiction now or hereinafter in effect (whether in law or at equity) is filed by or against the

Company or for all or any part of its property; or (v) any judgment is entered by a court or administrative body against the Company in excess of $500,000 shall be entered against the Company. Upon an Event of Default, the entire principal balance and accrued interest outstanding under this Note, and the Payment Premium, and all other obligations of the Company under this Note, shall be accelerated and immediately due and payable without any action on the part of the Holder. Upon an Event of Default, Holder shall be entitled to seek and institute any and all remedies available to it and Holder need not provide and Company hereby waives any presentment, demand, protest, or other notice of any kind and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.
7.    Severability. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.
8.     Amendment and Waiver. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.
9.     Successors. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.
10.     Assignment. This Note shall not be directly or indirectly assignable or delegable by the Company. The Holder may assign this Note.
11.     Further Assurances. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.
12.     Notices, Consents, etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to Company:	Brand Engagement Network Inc.
145 E. Snow King Ave
PO Box 1045 Jackson, WY 83001 Attention: Paul Chang; Bill Williams Telephone: (307) 200-5559; (312) 810-7422 Email: paul.chang@beninc.ai; bill@beninc.ai

With a copy to (which shall not constitute notice or delivery of process) to:

Haynes and Boone, LLP 2801 N Harwood St Suite 2300 Dallas, TX 75201 Attention: Matthew L. Fry Telephone: 214-651-5443 Email: matt.fry@haynesboone.com

If to the Investor(s):	YA II PN, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8300
Email: mangelo@yorkvilleadvisors.com

With a Copy (which shall not constitute notice or delivery of process) to:	Yorkville Advisors Global 1012 Springfield Avenue Mountainside, NJ 07092 Attention: Legal Department
Telephone: (201) 985-8300
Email: legal@yorkvilleadvisors.com

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender's e-mail service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by e-mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

13. Governing Law; Jurisdiction.
(a)Governing Law. This Note and the rights and obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.
(b)Jurisdiction; Venue; Service
(i) The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.
(ii) The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any

United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.
(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(iv) The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Note, such service to become effective thirty (30) days after the date of mailing.
(v) Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c)THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES

ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.
14. No Inconsistent Agreements. None of the parties hereto will hereafter enter into any agreement which is inconsistent with the rights granted to the parties in this Note.

15. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successors and assigns, any rights or remedies under or by reason of this Note.

16. Entire Agreement. This Note sets forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.
[Signature Page Follows]

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company has executed this Promissory Note as of the date first written above.

BRAND ENGAGEMENT NETWORK INC.

By: /s/ Paul Chang
Name: Paul Chang
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED TO BY:

YA II PN, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manager
By: Yorkville Advisors Global II, LLC Its: General Partner

By: /s/ Michael Rosselli
Name: Michael Rosselli